Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim \ Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Ciudad de México, México

Explanation of Responses:

Beneficial Ownership

As of the date of this filing, (i) Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”) owns 30,534,998 shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Shares”) and (ii) the Slim Family, which are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial, may be deemed to beneficially own indirectly the Class A Common Shares beneficially owned by Control Empresarial. The Class A Common Shares beneficially owned by Control Empresarial constitute approximately 26.5% of the 115,313,481 issued and outstanding Class A Common Shares, as reported in the Form 10-K filed by the Issuer with the Securities and Exchange Commission (“SEC”) on February 13, 2025. As a result, the Slim Family may also be deemed to beneficially own approximately 26.5% of the 115,313,481 issued and outstanding Class A Common Shares, as reported in the Form 10-K filed by the Issuer with the SEC on February 13, 2025.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Marco Antonio Slim Domit		Attorney-in-Fact*
April 1, 2025
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V.

By: Víctor Manuel Gutierrez Lopez
Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Control Empresarial, which are filed as exhibits to the Schedule 13D/A filed by the Slim Family and Control Empresarial with the SEC on February 3, 2022 in connection with their beneficial ownership of American Depositary Shares, each representing 20 Series L Shares of América Móvil, S.A.B. de C.V., are hereby incorporated herein by reference.